Exhibit 23.1

                            WEINBERG & ASSOCIATES LLC
                    6812 Cherokee Drive, Baltimore, MD 21209
                              Phone (410) 705-3155
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Mr. Amit Sachs, President
TradeOn, Inc.
30 Eliahu Miferrera St.
Tel Aviv 69865 Israel

Dear Mrs. Sachs:

                         CONSENT OF INDEPENDENT AUDITORS

I consent to the incorporation in the Registration Statement of TradeOn, Inc. on Form S-1 of my report on the financial statements of the Company as its registered independent auditor dated November 24, 2008, as of and for the period ended October 31, 2008. I further consent to the reference to me in the section on Experts.

Respectfully submitted,


/s/ Alan Weinberg, CPA
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Baltimore, Maryland
December 22, 2008